EXHIBIT 19.1

Franklin Auto Trust 2005-1
Monthly Servicing Report

Collection Period:	January 2006
Distribution Date:	February 20, 2006
Number of Days in Distribution Period:	30

Section I. Original Deal Parameters

A. Original Portfolio	Principle Weighted Average
Number of	Principal	Coupon	Original Term	Remaining Term	Seasoning
Contracts	Balance	(WAC)	(Months)	(Months)	(Months)
i. Prime Loans	10,390	170,484,495.33	7.91%	67.88	60.89	6.99
ii. Non-Prime Loans	10,140	170,649,966.86	11.70%	69.16	61.90	7.26
iii. Sub-Prime Loans	612	8,865,537.90	16.34%	64.60	58.96	5.64
iv. Pre-funding account	0.00
v. Total Loans	21,142	350,000,000.09	9.97%	68.42	61.34	7.08

B. Bonds Issued
Original Principal	Legal Final
Balance	Coupon	Maturity	CUSIP
i. Class A-1 Notes	75,000,000.00	4.49625%	December 20, 2006	35242R BK 9
ii. Class A-2 Notes	82,000,000.00	4.84%	September 22, 2008	35242R BL 7
iii. Class A-3 Notes	102,000,000.00	4.91%	April 20, 2010	35242R BM 5
iv. Class A-4 Notes	46,375,000.00	5.01%	May 20, 2013	35242R BN 3
v. Class B Notes	21,000,000.00	5.12%	May 20, 2013	35242R BP 8
vi. Class C Notes	23,625,000.00	5.44%	May 20, 2013	35242R BQ 6

C. Spread Account

i. Initial Cash Deposit	0.00
ii. Spread Account Floor Amount	1,750,000.00
iii. Specified Spread Account Amount	5.25%	of Outstanding Pool Balance
iv. Maximum Spread Account Amount	10.00%	of Outstanding Pool Balance
v. Initial Letter of Credit Commitment	13,475,000.00

Section II. Deal Status as of Previous Distribution Date

A. Portfolio	Principle Weighted Average
Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)

i. Prime Loans	10,179	164,699,319.58	7.91%	67.91	60.11	7.80
ii. Non-Prime Loans	9,956	166,055,265.77	11.70%	69.19	61.24	7.95
iii. Sub-Prime Loans	602	8,677,319.17	16.36%	64.66	58.23	6.43
iv. Pre-funding Account	0.00
v. Total Loans	20,737	339,431,904.52	9.98%	68.45	60.62	7.83

B. Bonds Outstanding
Principal Balance	Unpaid Interest Shortfall Amount
i. Class A-1 Notes	64,431,904.52	0.00
ii. Class A-2 Notes	82,000,000.00	0.00
iii. Class A-3 Notes	102,000,000.00	0.00
iv. Class A-4 Notes	46,375,000.00	0.00
v. Class B Notes	21,000,000.00	0.00
vi. Class C Notes	23,625,000.00	0.00

C. Spread Account

i. Spread Account Cash Balance	172,598.83
ii. Letter of Credit Commitment	13,475,000.00

D. Shortfall Amounts

i. Base Servicing Fee Shortfall	0.00
ii. Letter of Credit Commitment Fee Shortfall	0.00
iii. Additional Servicing Fee Shortfall	7,805.61

Section II. Deal Status as of Previous Distribution Date

E. Delinquencies in Period

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	376,341.58	0.00	0.00	0.00	0.00	0.00
ii. Non-Prime Loans	1,788,550.24	0.00	0.00	0.00	178,679.66	13,107.84
iii. Sub-Prime Loans	232,013.21	0.00	0.00	0.00	8,740.00	0.00
iv. Total Loans	2,396,905.03	0.00	0.00	0.00	187,419.66	13,107.84

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	26	0	0	0	0	0
ii. Non-Prime Loans	126	0	0	0	8	1
iii. Sub-Prime Loans	15	0	0	0	1	0
iv. Total Loans	167	0	0	0	9	1

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Balance
i. Prime Loans	0.23%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	1.08%	0.00%	0.00%	0.00%	0.11%	0.01%
iii. Sub-Prime Loans	2.67%	0.00%	0.00%	0.00%	0.10%	0.00%
iv. Total Loans	0.71%	0.00%	0.00%	0.00%	0.06%	0.00%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Number
i. Prime Loans	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%
ii. Non-Prime Loans	1.27%	0.00%	0.00%	0.00%	0.08%	0.01%
iii. Sub-Prime Loans	2.49%	0.00%	0.00%	0.00%	0.17%	0.00%
iv. Total Loans	0.81%	0.00%	0.00%	0.00%	0.04%	0.00%

Section III. Collection Period Activity and Current Status
A. Portfolio				Principal Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)
i. Prime Loans	9,948	158,589,820.36	7.90%	67.94	59.27	8.67
ii. Non-Prime Loans	9,723	160,214,014.59	11.69%	69.23	60.43	8.80
iii. Sub-Prime Loans	590	8,440,418.21	16.31%	64.78	57.40	7.38
iv. Pre-funding Account		0.00
v. Total Loans	20,261	327,244,253.16	9.97%	68.49	59.79	8.70

B. Delinquencies in Period
	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	277,829.93	102,026.39	0.00	0.00	167,584.71	6,985.88
ii. Non-Prime Loans	1,759,685.39	371,191.85	23,092.38	0.00	366,306.02	59,770.89
iii. Sub-Prime Loans	344,945.48	27,321.10	0.00	0.00	50,933.70	12,472.55
iv. Total Loans	2,382,460.80	500,539.34	23,092.38	0.00	584,824.43	79,229.32

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	20	6	0	0	9	1
ii. Non-Prime Loans	112	26	1	0	19	3
iii. Sub-Prime Loans	17	3	0	0	5	1
iv. Total Loans	149	35	1	0	33	5

Principal Balance as a % of Current Balance	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.18%	0.06%	0.00%	0.00%	0.11%	0.00%
ii. Non-Prime Loans	1.10%	0.23%	0.01%	0.00%	0.23%	0.04%
iii. Sub-Prime Loans	4.09%	0.32%	0.00%	0.00%	0.60%	0.15%
iv. Total Loans	0.73%	0.15%	0.01%	0.00%	0.18%	0.02%

Number of Contracts as a % of Current Number	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.20%	0.06%	0.00%	0.00%	0.09%	0.01%
ii. Non-Prime Loans	1.15%	0.27%	0.01%	0.00%	0.20%	0.03%
iii. Sub-Prime Loans	2.88%	0.51%	0.00%	0.00%	0.85%	0.17%
iv. Total Loans	0.74%	0.17%	0.01%	0.00%	0.16%	0.02%

Section III. Collection Period Activity and Current Status
C. Collections
i. Simple Interest Contracts
a. Interest Collections	3,147,735.16
b. Principal Collections	11,987,348.72
ii. Net Liquidation Proceeds	51,548.50
iii. Post Disposition Recoveries	0.00
iv. Repurchase Amounts
a. Interest	0.00
b. Principal	121,073.32

D. Pre-funding Account
i. Beginning Balance	0.00
ii. Withdrawal from Pre-funding Account During Current Collection Period	0.00
iii. Ending Balance	0.00

E. Total Available
i. Total Interest Collections	3,147,735.16
ii. Total Principal Collections	12,159,970.54
iii. Collected Funds	15,307,705.70
iv. Reinvestment Income Collected in Spread Account	0.00

F. Month End Pool Balance
i. Beginning Pool Balance	339,431,904.52
ii. Principal Collections	12,159,970.54
iii. Realized and Cram-Down Losses	27,680.82
iv. Month End Pool Balance	327,244,253.16

Section IV. Distribution Calculations
A. Servicing Fee
i. Servicing Fee Rate
a. Prime Receivable @ 1.00%			137,249.43
b. Non-prime Receivables @ 1.50%			207,569.08
c. Sub-prime Receivables @ 2.00%			14,462.20
d. Total Servicing Fee			359,280.71
e. Total Receivables @ 1.25%			353,574.90
ii. Base Servicing Fee (less of id. and ie.)			353,574.90
iii. Previous Servicing Fee Shortfall			0.00
iv. Additional Servicing Fee			5,705.81
v. Previous Additional Servicing Fee Shortfall			7,805.61
vi. Total Additional Servicing Fee			13,511.42
vii. Supplemental Servicing Fee			110,790.06
viii. Total Supplemental Servicing Fee			110,790.06
B. Letter of Credit Commitment Fee
i. Letter of Credit Commitment Fee			0.250%
ii. Base Letter of Credit Commitment Fee			2,807.29
iii. Previous Letter of Credit Commitment Fee Shortfall			0.00
iv. Total Letter of Credit Commitment Fee Due			2,807.29

C. Bond Interest	Bond Interest Rate	Number of Days In Period	Current Interest	Previous Interest Shortfall	Accrued Interest on Interest Shortfall	Total Bond Interest Due
i. Class A-1 Notes	4.50%	32	257,512.85	0.00	0.00	257,512.85
ii. Class A-2 Notes	4.84%	30	330,733.33	0.00	0.00	330,733.33
iii. Class A-3 Notes	4.91%	30	417,350.00	0.00	0.00	417,350.00
iv. Class A-4 Notes	5.01%	30	193,615.63	0.00	0.00	193,615.63
v. Class B Notes	5.12%	30	89,600.00	0.00	0.00	89,600.00
vi. Class C Notes	5.44%	30	107,100.00	0.00	0.00	107,100.00
v. Total	4.93%	30	1,395,911.81	0.00	0.00	1,395,911.81
D. Bond Principal
i. Beginning Note Balance		339,431,904.52
ii. Current Pool Balance		327,244,253.16
iii. Principal Distributable Amount		12,187,651.36

E. Total Required Distributions	13,939,945.36
F. Total Available Funds	15,307,705.70
G. Required Distribution Shortfall	0.00
H. Cash Available in Spread Account	172,598.83
I. Reserve Account Draw	0.00
J. Letter of Credit Commitment	13,475,000.00
K. Letter of Credit Required Payment Amount	0.00
L. Total Cash Available for Distributions	15,307,705.70

Section V. Waterfall for Distributions
A. Total Available Funds	15,307,705.70
	Amount Due	Amount Paid	Shortfall	Remaining Amount Available for Distribution
B. Servicing Fee	353,574.90	353,574.90	0.00	14,954,130.80
C. Letter of Credit Commitment Fee	2,807.29	2,807.29	0.00	14,951,323.51
D. Class A Note Interest	1,199,211.81	1,199,211.81	0.00	13,752,111.70
E. Class A Principal Distributable Amount	12,187,651.36	12,187,651.36	0.00	1,564,460.34
F. Class B Note Interest	89,600.00	89,600.00	0.00	1,474,860.34
G. Class B Principal Distributable Amount	0.00	0.00	0.00	1,474,860.34
H. Class C Note Interest	107,100.00	107,100.00	0.00	1,367,760.34
I. Class C Principal Distributable Amount	0.00	0.00	0.00	1,367,760.34
J. Reserve Deposit	3,532,724.46	1,367,760.34	2,164,964.12	0.00
K. Payment of Additional Servicing Fee	13,511.42	0.00	13,511.42	0.00
M. Deposit to Principal Distribution Account	0.00	0.00	0.00	0.00

Section VI. Bond Reconciliation
	Beginning Balance	Principal Paid	Ending Balance	Interest Due	Interest Paid	Interest Shortfall
A. Class A-1 Notes	64,431,904.52	12,187,651.36	52,244,253.16	257,512.85	257,512.85	0.00
B. Class A-2 Notes	82,000,000.00	0.00	82,000,000.00	330,733.33	330,733.33	0.00
C. Class A-3 Notes	102,000,000.00	0.00	102,000,000.00	417,350.00	417,350.00	0.00
D. Class A-4 Notes	46,375,000.00	0.00	46,375,000.00	193,615.63	193,615.63	0.00
D. Class B Notes	21,000,000.00	0.00	21,000,000.00	89,600.00	89,600.00	0.00
D. Class C Notes	23,625,000.00	0.00	23,625,000.00	107,100.00	107,100.00	0.00
E. Total	339,431,904.52	12,187,651.36	327,244,253.16	1,395,911.81	1,395,911.81	0.00

Section VII. Spread Account Reconciliation
A. Net Yield Calculations
i. Current Month	4.85%
ii. Previous Month	0.60%
iii. Second Previous Month	NA
iv. Three-Month Average	NA
v. Previous Three Month Average	NA
vi. Second Previous Three Month Average	NA
B. Has Net Yield Trigger Event Occurred and Is It Continuing?	NO
C. Has Spread Account Deposit Event Occurred (clauses (i) through (iv) or (iv))?	NO
D. Has Spread Account Deposit Event Occurred (clause (v))?	NO
E. Required Spread Account Parameters:
i. Spread Account Floor Amount	1,750,000.00
ii. Spread Account Specified Amount	17,180,323.29
iii. Spread Account Maximum Amount	32,724,425.32
iv. Spread Account Required Amount	3,705,323.29

F. Allocations, Deposits and Reductions of the Spread Account and the Payment Provider Commitment	Deposit of Cash in Spread Account	Change in Letter of Credit Commitment	Cash on Deposit in Spread Account	Letter of Credit Commitment
i. Beginning Balance			172,598.83	13,475,000.00
ii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (i-iv or vi)	0.00	0.00	172,598.83	13,475,000.00
iii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (v)	0.00	0.00	172,598.83	13,475,000.00
iv. Deposit to Spread Account from Waterfall	1,367,760.34	0.00	1,540,359.17	13,475,000.00
v. Release from Spread Account when Net Yield Trigger Event Has Not Occurred or Has Been Deemed Cured	0.00	0.00	1,540,359.17	13,475,000.00
vi. Release from Spread Account when Net Yield Trigger Event Has Occurred and Has Not Been Deemed Cured	0.00	0.00	1,540,359.17	13,475,000.00

vii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Not Occurred or Deemed Cured	0.00	0.00	1,540,359.17	13,475,000.00
viii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Has Occurred and Not Deemed Cured	0.00	0.00	1,540,359.17	13,475,000.00

Section VIII. Extensions and Deferrals

A. Number of Extensions Performed During the Current Collection Period	339
B. Balance of Loans Extended During the Current Collection Period	5,425,241.58

Section IX. Historical Portfolio Performance

Previous Period Cumulative Charge Offs	Current Period Charge-Offs	Previous Period Cumulative Losses	Current Period Losses	Current Period Prepayment Speed
i. Prime Loans	0.00	6,985.88	0.00	2,485.88	1.9733%
ii. Non-Prime Loans	13,107.84	59,770.89	13,107.84	20,688.89	1.9435%
iii. Sub-Prime Loans	0.00	12,472.55	0.00	4,506.05	1.4410%
iv. Total Loans	13,107.84	79,229.32	13,107.84	27,680.82	1.9477%

/s/ Harold E. Miller, Jr.	/s/ Tonya B. Roemer
Harold E. Miller, Jr.	Tonya B. Roemer
President,CEO	Vice President